Exhibit 23.5
                         CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation in this Registration Statement on Form S-4 of our report on the consolidated financial statements of Mountaineer Bankshares of W.Va., Inc. for the year ended December 31, 1993, and to the reference made to us under the caption "Experts" in this Prospectus.


                                              /s/ Crowe, Chizek and Company, LLP






Columbus, Ohio
March 1, 1996

                                   E-13

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